Exhibit 4.16

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE REGISTERED FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

LSB INDUSTRIES, INC.
____% _________________________ DUE [_____]

CUSIP: [________________]
No. [__] $[___________]

LSB Industries, Inc., a corporation duly organized and validly existing under the laws of the State of Delaware (herein called the “Issuer”, which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to CEDE & CO. or its registered assigns, the principal sum of [____________] on [____________________].

Interest Payment Dates: ____________ and ____________ (each, an “Interest Payment Date”), commencing on _____________________.

Interest Record Dates: ____________ and ____________ (each, an “Interest Record Date”).

Reference is made to the further provisions of this Security contained herein, which will for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Issuer has caused this Security to be signed manually or by facsimile by its duly authorized officer under its corporate seal.

LSB Industries, Inc.

By:  _______________________
Name:  _______________________
Title:    _______________________

Attest:

By:  _______________________
Name: _______________________
Title:   _______________________

This is one of the series designated herein and referred to in the within-mentioned Indenture.

Dated:  ________________, 20___.
_______________________ , Trustee

By: _______________________
Name: _______________________
Title:   _______________________

(REVERSE OF SECURITY)

LSB INDUSTRIES, INC.
____% _________________________ DUE [_____]

1.	Interest.

LSB INDUSTRIES, INC., a Delaware corporation (the “Issuer”), promises to pay interest on the principal amount of this Security at the rate per annum shown above. Cash interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from ________________. The Issuer will pay interest semi-annually in arrears on each Interest Payment Date, commencing ________________. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

The Issuer shall pay interest on overdue principal from time to time on demand at the rate borne by the Securities and on overdue installments of interest (without regard to any applicable grace periods) to the extent lawful.

2.	Method of Payment.

The Issuer shall pay interest on the Securities (except defaulted interest) to the persons who are the registered Holders at the close of business on the Interest Record Date immediately preceding the Interest Payment Date notwithstanding any transfer or exchange of such Security subsequent to such Interest Record Date and prior to such Interest Payment Date. Holders must surrender Securities to the Trustee to collect principal payments. The Issuer shall pay Principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts (“U.S. Legal Tender”). However, the payments of interest, and any portion of the Principal (other than interest payable at maturity or on any redemption or repayment date or the final payment of Principal) shall be made by the Paying Agent, upon receipt from the Issuer of immediately available funds by __________ [a./p.m.], New York City time (or such other time as may be agreed to between the Issuer and the Paying Agent or the Issuer), directly to a Holder (by Federal funds wire transfer or otherwise) if the Holder has delivered written instructions to the Trustee 15 days prior to such payment date requesting that such payment will be so made and designating the bank account to which such payments shall be so made and in the case of payments of Principal surrenders the same to the Trustee in exchange for a Security or Securities aggregating the same principal amount as the unredeemed principal amount of the Securities surrendered.

3.	Paying Agent.

Initially, ______________ (the “Trustee”) will act as Paying Agent. The Issuer may change any Paying Agent without notice to the Holders.

4.	Indenture.

The Issuer issued the Securities under an Indenture, dated as of ______________, ______ (the “Indenture”), (the “Indenture”), between the Issuer and the Trustee. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the

Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) (the “TIA”), as in effect on the date of the Indenture until such time as the Indenture is qualified under the TIA, and thereafter as in effect on the date on which the Indenture is qualified under the TIA. Notwithstanding anything to the contrary herein, the Securities are subject to all such terms, and holders of Securities are referred to the Indenture and the TIA for a statement of them. To the extent the terms of the Indenture and this Security are inconsistent, the terms of the Indenture shall govern.

5.	Denominations; Transfer; Exchange.

The Securities are in registered form, without coupons, in denominations of $1,000 and multiples of $1,000. A Holder shall register the transfer of or exchange Securities in accordance with the Indenture. The Issuer may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Issuer need not issue, authenticate, register the transfer of or exchange any Securities or portions thereof for a period of fifteen (15) days before such series is selected for redemption, nor need the Issuer register the transfer or exchange of any security selected for redemption in whole or in part.

6.	Persons Deemed Owners.

The registered Holder of a Security shall be treated as the owner of it for all purposes.

7.	Unclaimed Funds.

If funds for the payment of principal or interest remain unclaimed for two years, the Trustee and the Paying Agent will repay the funds to the Issuer. After that, all liability of the Trustee and such Paying Agent with respect to such funds shall cease.

8.	Legal Defeasance and Covenant Defeasance.

The Issuer may be discharged from its obligations under the Securities and under the Indenture with respect to the Securities except for certain provisions thereof, and may be discharged from obligations to comply with certain covenants contained in the Securities and in the Indenture with respect to the Securities, in each case upon satisfaction of certain conditions specified in the Indenture or any supplement thereto.

9.	Amendment; Supplement; Waiver.

Subject to certain exceptions, the Securities and the provisions of the Indenture relating to the Securities may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities of all series then outstanding affected by such amendment or supplement (voting as one class), and any existing Default or Event of Default or compliance with certain provisions may be waived with the consent of the Holders of a majority in aggregate principal amount of all the Securities of such series, each series voting as a separate class, (or of all the Securities, as the case may be, voting as a single class) then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture and the Securities to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Securities in addition to or in place of certificated Securities, or make any other change that does not adversely affect the rights of any Holder of a Security.

10.	Defaults and Remedies.

If an Event of Default (other than certain bankruptcy Events of Default with respect to the Issuer) occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Securities of this series then outstanding (voting as a separate class) may declare all of the Securities to be due and payable immediately in the manner and with the effect provided in the Indenture. If a bankruptcy Event of Default with respect to the Issuer occurs and is continuing, then the entire principal of the Securities then outstanding and interest accrued thereon, if any, shall become due and payable immediately in the manner and with the effect provided in the Indenture. Holders of Securities may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Securities unless it has received indemnity satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Securities then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Securities notice of certain continuing Defaults or Events of Default if it determines that withholding notice is in their interest.

11.	Subordination.

Reference is made to the Indenture, including, without limitation, provisions subordinating the payment of principal of and premium, if any, and interest on the Securities to the prior payment in full of all Senior Indebtedness as defined in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

12.	Trustee Dealings with Issuer

The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Issuer as if it were not the Trustee.

13.	No Recourse Against Others.

No stockholder, director, officer, employee or incorporator, past, present or future as such, of the Issuer or any predecessor or successor corporation thereof shall have any liability for any obligation under the Securities or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of a Security by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.

14.	Authentication.

This Security shall not be valid until the Trustee manually signs the certificate of authentication on this Security.

15.	Abbreviations and Defined Terms.

Customary abbreviations may be used in the name of a Holder of a Security or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

16.	CUSIP Numbers.

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the Securities as a convenience to the Holders of the Securities. No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers printed hereon.

17.	Governing Laws.

The laws of the State of New York shall govern the Indenture and this Security thereof.

ASSIGNMENT FORM

I or we assign and transfer this Security to

_______________________________________________________________________________________________________
(Print or type name, address and zip code of assignee or transferee)

_______________________________________________________________________________________________________
(Insert Social Security or other identifying number of assignee or transferee)

and irrevocably appoint __________________________ agent to transfer this Security on the books of the Issuer.  The agent may substitute another to act for him.

Dated: _________________                      Signed: ____________________________________________________
                                (Signed exactly as name appears on the other side of this Security)

Signature Guarantee: ________________________________
          Participant in a recognized Signature Guarantee
          Medallion Program (or other guarantor program
          reasonably acceptable to the Trustee)